EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 22, 2010, with respect to the statements of condition including the related portfolios of ETF Diversified Income Portfolio, Series 1 and ETF Diversified Growth Portfolio, Series 1 (included in Van Kampen Unit Trusts, Series 984) as of April 22, 2010, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-165666) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
April 22, 2010